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                                                                   EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 Registration Statement of SFX Broadcasting, Inc. dated June 23, 1997, of our report dated January 17, 1997, relating to the combined financial statements of The Secret Stations: Indianapolis and Pittsburgh, included in SFX Broadcasting Inc.'s previously filed Form 8-K dated January 21, 1997 and to all references to our Firm.


                                                 /s/ Arthur Andersen LLP

Chicago, Illinois
June 20, 1997